Exhibit 10.34

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information the registrant customarily and actually treats as private and confidential.

AMENDMENT NO. 2 TO
MANUFACTURING AND COMMERCIALIZATION AGREEMENT

This Amendment No. 2 to Manufacturing and Commercialization Agreement (“Amendment”) is made and entered into as of May 13, 2024 (“Amendment Effective Date”), by and between Corium Innovations, Inc., a Delaware corporation having its principal place of business at 4558 50th Street, S.E., Grand Rapids, MI 49512, including its Affiliates (“Corium”), and Agile Therapeutics, Inc., a Delaware corporation, having its principal place of business at 500 College Rd. East, Suite 310 Princeton, NJ 08540, including its Affiliates (“Agile”), and amends that certain Manufacturing and Commercialization Agreement, entered into as of April 30, 2020, by and between Corium and Agile and as amended by Amendment No. 1 entered into as of July 25, 2022 (“Amendment 1”, together the “Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

WHEREAS, Agile engaged Corium to Manufacture and supply Product to Agile in accordance with the Agreement;

WHEREAS, Corium and Agile desire to amend the Agreement, in accordance with Section 12.1 of the Agreement, to account for Agile’s current projected production requirements for the Product;

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.            Exhibit A of the Agreement is hereby deleted and replaced in entirety with the version of Exhibit A in Attachment 1 hereto.

2.            Exhibit B of the Agreement is hereby deleted and replaced in entirety with the version of Exhibit B in Attachment 2 hereto.

3.            This Amendment supersedes all proposals, oral or written, all negotiations, conversations, and discussions between the parties relating to the subject matter of this Amendment and all past dealing and industry custom. This Amendment shall be integrated in and form part of the Agreement upon execution, which Agreement the parties acknowledge and agree remains in full force and effect as of the Amendment Effective Date. All terms and conditions of the Agreement shall remain unchanged except as modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed. Except as set forth in Sections 1 through 2 (inclusive) above, no other term of the Agreement is amended or modified in any manner. Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control only with respect to the conflict. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have caused this Amendment to be duly executed.

Corium, Inc.		Agile Therapeutics, Inc.

By:	/s/ Mark Sirgo	By:	/s/ Geoffrey P. Gilmore

Name:	Mark Sirgo	Name:	Geoffrey P. Gilmore

Title:	CEO	Title:	Sr. VP, Chief Administrative Officer & Corporate Secretary

Date:	5/15/2024	Date:	5/15/2024

ATTACHMENT 1

Exhibit A

Guaranteed Minimum Billed Revenue

In the event the billed revenue (as defined below) during any calendar year starting in calendar year 2024 is less than the applicable Guaranteed Minimum Billed Revenue (as defined below), Agile agrees to make an additional true-up payment to Corium to ensure that Corium receives total revenue for such calendar year equal to the Guaranteed Minimum Billed Revenue. The Guaranteed Minimum Billed Revenue for calendar year 2024 is $10,000,000 and the Guaranteed Minimum Billed Revenue for each calendar year 2025 and beyond is $22,500,000 (as applicable to each calendar year, the “Guaranteed Minimum Billed Revenue”).

In the event that Corium does not receive at least the applicable Guaranteed Minimum Billed Revenue in any calendar year, Agile agrees to make an additional true-up payment (each such payment, a “True-Up Payment”) to Corium to ensure that Corium receives at least the applicable Guaranteed Minimum Billed Revenue. Any True-Up Payments will be calculated and paid in [***]: Within [***] the preceding [***] of billed revenue will be compared to the corresponding [***] portion of the applicable Guaranteed Minimum Billed Revenue. In the event the billed revenue in this [***] is less than the applicable [***] portion of the Guaranteed Minimum Billed Revenue, Corium will invoice Agile in the amount of the difference and payment shall be due within [***] of the date of such invoice.

As used herein, “billed revenue” includes [***]. For clarity, research and development activities will not count toward billed revenue minimums.

[***]

As collateral security for the payment in full of Agile’s obligations to pay Corium for commercial batches 15 and 16, and the raw materials ordered on Agile purchase order no. 20102 (the “Secured Obligations”), Agile hereby pledges and grants to Corium a lien (the “Lien”) in all of Agile’s right, title and interest in, to and under its inventory in an amount up to $[***] (the “Collateral”). When all Secured Obligations shall have been paid in full in cash, the Lien automatically shall terminate, and Corium shall, upon request of Agile, promptly cause to be released and canceled all rights in the Collateral. Corium shall also, at the expense of Agile, promptly execute and deliver to Agile upon such termination such Uniform Commercial Code termination statements, and such other documentation as shall be reasonably requested by Agile to effect the termination and release of the liens on the Collateral. [***] Agile represents and warrants to Corium that the provisions of this Amendment and Attachments 1 and 2, have been authorized and approved by the Board of Directors of Agile.

ATTACHMENT 2

Exhibit B

Commercial Terms

Transfer Pricing

Agile shall pay Corium a transfer price for all commercially saleable product it purchases pursuant to Section 3. Through [***], the transfer price will be the Base Price (listed below). Thereafter, the transfer price will be the Adjusted Base Price, which will be recalculated [***] as set forth below.

The Base Price for standard Product (containing 3 Units) is the following:

Batch Identification		Per Unit		Per Cycle
[***]	$	[***]	$	[***]
[***]*	$	[***]	$	[***]

* Agile to provide 2024 binding forecast upon approval of this amendment for remainer of 2024 per terms of the Agreement that reflects [***].

For each year beginning [***] the Adjusted Base Price will be calculated as follows: The previous year’s transfer price will be [***]

In the event that the total cost of raw materials used in the Manufacture of the Product on a per Unit basis [***], the Parties will meet to renegotiate the transfer price in good faith for the purpose of sharing the [***] fairly between the Parties.